U.S. XPRESS ENTERPRISES, INC.
1995 NON-EMPLOYEE DIRECTORS STOCK AWARD AND OPTION PLAN

1.  Purpose

The purpose of this Plan is to (1) encourage ownership of Company Stock by non-employee directors and thereby align such directors' interests more closely with the interests of stockholders of the Company, and (2) assist the Company in securing and retaining highly qualified persons to serve as non-employee directors, in which position they may contribute to the long-term growth and profitability of the Company, by affording such persons an opportunity to acquire Stock.

2.  Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)    "Board" means the Company's Board of Directors as constituted from time to time.

(b)    "Change of Control" means (i) a change of 1/3 or more of the directors within any 12 month period, (ii) a change of 1/2 or more of the directors of the Company within any 24 month period, or (iii) the acquisition by any person of the ownership of or right to vote 35% or more of the Company's outstanding voting stock. For purposes of this paragraph, a "person" shall mean any person, corporation, partnership or other entity and any affiliate or associate thereof and "affiliate" and "associate" shall have the meanings given to them in Rule 12b-2 of the Exchange Act.

(c)    "Company" means U.S. Xpress Enterprises, Inc., a Nevada corporation, or any successor thereto by merger, consolidation, or statutory share exchange.

(d)    "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder will be deemed to include successor provisions thereto and rules thereunder.

(e)    "Fair Market Value" of Stock means the closing sales price as reported in The Wall Street Journal, or the average of the high and low bids on such day if no sale exists.

(f)    "Meeting Fees" means fees payable to a non-employee director of the Company for attendance at meetings of the Board or committees of the Board.

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(g)    "Option" means the right, granted to a Participant under Section 6, to purchase Stock pursuant to the relevant provisions of this Plan at the Option Price for a specified period of time, not to exceed ten years from the date of grant, which period of time shall be subject to earlier termination prior to exercise in accordance with Section 6(b) of this Plan.

(h)    "Option Price" means an amount per share of Stock purchasable under an Option equal to 100% of the Fair Market Value of the Stock determined on the date of grant of an Option, to be payable upon exercise of such Option.

(i)    "Participant" means a non-employee director who is eligible to receive, and is granted, Options or Stock under the Plan.

(j)    "Plan" means this 1995 Non-Employee Directors Stock Award and Option Plan.

(k)    "Retainer" means the annual amount of retainer payable to a non-employee director of the Company for a full year's service on the Board and shall exclude meeting fees payable for attendance at meetings of the Board or committees for that year.

(1)    "Stock" means the Class A Common Stock of the Company, par value $.01 per share.

3.  Number and Source of Shares Available Under the Plan

The total number of shares of Stock reserved and available for issuance under the Plan is 50,000 subject to adjustment as provided in Section 8 below. Such shares may be previously issued and outstanding shares of Stock reacquired by the Company and held in its treasury, or may be authorized but unissued shares of Stock, or may consist partly of each. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option will again be available for purposes of the Plan. The foregoing notwithstanding, the counting of shares of Stock issued or subject to Options under the Plan against the number reserved and available for issuance under the Plan shall in all respects comply with applicable requirements of Rule 16b-3 under the Exchange Act.

4.  Administration of the Plan

The Plan will be administered by the Board, provided that any action by the Board will be taken only if approved by the affirmative vote of a majority of the directors who are not then eligible to participate under the Plan.

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5.  Eligibility

Each director of the Company who, on any date on which an Option or Stock is to be granted (as specified in Sections 6 and 7 of the Plan), is not an employee of the Company or any parent or subsidiary of the Company or an employee who has retired under the Company's or any such parent's or subsidiary's retirement income or pension plan, will be eligible to receive Options or Stock under the Plan. The foregoing notwithstanding, no director who is serving on the Board as a result of a nomination or appointment pursuant to the terms of any debt instrument, preferred stock, underwriting agreement, or other contract entered into by the Company will be eligible to participate in the Plan. No person other than those specified in this Section 5 will participate in the Plan.

6.  Stock Options

An Option to purchase 1,200 shares of Stock will be granted each year at the close of business on the date on which directors (or a class of directors if the Company then has a classified Board) are elected or reelected, to each director who is then eligible to participate under Section 5 hereof; provided, however, that a director shall not be granted Options to purchase more than 1,200 shares during any one calendar year under the Plan. Options granted under the Plan will be non-qualified stock options which will be subject to the following terms and conditions:

(a)    Option Price. The Option Price per share of Stock purchasable under an Option will be equal to 100% of the Fair Market Value of Stock determined on the date of grant of the Option.

(b)    Option Term; Termination of Service. Each Option will expire at the earlier of (i) ten years after the date of grant, (ii) 13 months after the Participant ceases to serve as a director of the Company due to death, incapacity, or retirement at or after age 65, or (iii) at the time the Participant ceases to serve as a director of the Company for any reason other than death, incapacity, or retirement at or after age 65.

(c)    Exercisability. An Option shall be or become cumulatively exercisable (in whole or in part and from time to time) based upon the anniversary of the date of grant of the Option. An Option shall be or become immediately exercisable according to the following table:

Percent of Shares Subject to Option Which Are Exercisable	Anniversary of Date of Grant
100%	3
66 2/3%	2
33 1/3%	1

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Notwithstanding the foregoing, an Option previously granted to a Participant who ceases to serve as a director of the Company due to death, incapacity, or retirement at or after age 65 or upon a Change in Control will become exercisable with respect to all shares of Stock subject thereto at the time such Participant ceases to serve as a director of the Company (if such Option is not otherwise exercisable as to all such shares of Stock at that time) or upon the Change in Control.

(d)    Method of Exercise. Each Option will be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the Option to be exercised and the number of shares to be purchased, and accompanied by payment in full of the Option Price in cash (including by check) or by surrender of shares of Stock of the Company acquired by the Participant at least one year prior to the exercise date and having a Fair Market Value at the time of exercise equal to the Option Price, or a combination of a cash payment and surrender of such Stock. The cash proceeds from such payment will be added to the general funds of the Company and will be used for its general corporate purposes. Any shares of previously acquired Stock tendered to the Company in payment of the Option Price will be added by the Company to its treasury stock to be used for its general corporate purposes. As soon as practicable after the receipt of written notice and payment, the Company will, without stock transfer taxes to the Participant or to any other person entitled to exercise an Option pursuant to this Plan, deliver to the Participant or such other person certificates for the requisite number of shares of Stock.

(e)    Non-transferability of Options. Options will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death) and, if then required under Rule 16b-3, will be exercisable during the lifetime of a Participant only by such Participant or his or her guardian or legal representative. Certain additional restrictions on transferability may apply under Section 10(c) hereof.

(f)    Death of a Participant. In the event of the death of a Participant (i) while serving as a director of the Company, (ii) within the 13-month period spec ified in Section 6 (b) after cessation of service as a director by reason of disability or retirement, any Option theretofore granted to such Participant may be exercised by the estate of the Participant or by any person to whom the Participant may have bequeathed the Option or whom the Participant may have designated to exercise the Option under the Participant's last will or in a beneficiary designation filed with the Secretary of the Company, or by the Participant's personal representatives if the Participant has died intestate, at any time within a period of one year after the Participant's death, but not after ten years from the date of grant of such Option.

7.          Stock in Lieu of Cash Retainer and Meeting Fees

At the option of a Participant exercised by delivering written notice to the Company in advance of each fiscal year, Stock will be paid to each Participant in lieu of cash in the amount of the Retainer and Meeting Fees for such year to the extent and subject to the terms and conditions set forth below. Each such option exercise shall be effective for the Retainer and Meeting Fees payable to such Participant in the succeeding fiscal year.

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(a)    Stock Payment. The number of shares of Stock to be paid under this Section 7 will be equal to (i) the amount of the annual Retainer divided by (ii) the Fair Market Value of Stock as determined on the first business day of that fiscal year and (i) the amount of Meeting Fees divided by (ii) the Fair Market Value of the Stock on the date of applicable Board meeting. No fractional shares of Stock will be granted; instead, the cash remainder will be paid to the Participant. As promptly as practicable after the first business day of the fiscal year in the case of the payment of Stock in lieu of the Retainer and after the applicable meeting date in the case of the payment of Stock in lieu of Meeting Fees, the Company will deliver to the Participant one or more certificates representing the Stock, registered in the name of the Participant (or, if directed by the Participant, in joint names of the Participant and his or her spouse).

(b)    Rights of the Participant. Except for the terms and conditions set forth in this Plan, a Participant paid Stock in lieu of the Retainer in cash will have all of the rights of a holder of the Stock, including the right to receive dividends paid on such Stock and the right to vote the Stock at meetings of stockholders of the Company. Upon delivery, such Stock will be nonforfeitable.

8.   Adjustment Provisions

In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affects Stock such that an adjustment is determined by the Board to be appropriate in order prevent dilution or enlargement of Participants' rights under the Plan, then the Board will, in a manner that is proportionate to the change to the Stock and is otherwise equitable, adjust (i) any or all of the number or kind of shares of Stock reserved for issuance under the Plan and (ii) the number or kind of shares of Stock to be subject to Options thereafter granted automatically under Section 6, and (iii) the number and kind of s hares of Stock issuable upon exercise of outstanding Options, or the Option Price per share thereof, provided that the number of shares subject to any Option will always be a whole number.

9.    Changes to the Plan and Awards

(a)    Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options or pay Stock under the Plan without the consent of stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination will be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if the Board in its discretion determines that obtaining such stockholder approval is for any reason advisable; provided, however, that, without the consent of an affected

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Participant, no such amendment, alteration, suspension, discontinuation, or termination may impair the rights of such Participant under any Option or Stock theretofore granted or paid to him or her hereunder and provided further, that any Plan provision that specifies the directors who may receive Options or Stock, the amount and price of securities to be awarded to such directors, and the timing of awards to such directors, or is otherwise a "plan provision" within the meaning of Rule 16b-3(c)(2)(ii)(B) under the Exchange Act, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(b)    Changes to Outstanding Awards. Except as limited under Section 10(d), the Board may amend, alter, suspend, discontinue, or terminate any Option theretofore granted hereunder and any agreement relating thereto or any payment of Stock hereunder provided; however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination may impair the rights of such Participant under or with respect to any Option or Stock theretofore granted or paid to him or her or any agreement relat ing thereto.

10.                   General Provisions

(a)    Consideration for Grants; Agreements. Options and Stock will be granted or paid under the Plan in consideration of the services of Participants and, except for the payment of the Option Price in the case of an Option, no other consideration shall be required therefor. Grants of Options will be evidenced by agreements executed by the Company and th e Participant containing the terms and conditions set forth in the Plan together with such other terms and conditions not inconsistent with the Plan as the Board may from time to time approve.

(b)    Compliance with Securities Laws, Listing Requirements, and Other Laws and Obligations. The Company will not be obligated to issue or deliver Stock in connection with any Option or payment of Stock under Section 7 in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law, subject to any requirement under any listing agreement between the Company and the NASDAQ Stock Market or any other national securities exchange or automated quotation system, or subject to any other la w, regulation, or contractual obligation, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(c)    Additional Restrictions under Rule 16b-3. Unless a Participant could otherwise transfer Stock issued under Section 7 or Stock issued upon exercise of an Option without incurring liability under Section 16(b) of the Exchange Act, (i) Stock issued under Section 7 must be held for at least six months from the date of acquisition by the Participant, a nd (ii) with respect to Stock issued upon exercise of Options, at least six months must elapse from the date of acquisition of the Option to the date of disposition of the Stock issued upon exercise of the Option. These restrictions will apply in addition to any other restriction under the Plan.

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(d)    Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in connection with any grant of Options or payment of Stock to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any agreement relating to an Option or Stock does not comply with the requirements of Rule 16b-3 as then applicable to any such person, or would cause any Participant to no longer be deemed a "disinterested per son" within the meaning of Rule 16b-3, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person. In addition, the Board shall have no authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any agreement hereunder or take other action if such authority would cause a Participant's transactions under the Plan to be not exempt, or Participants to no longer be deemed "disinterested persons," under Rule 16b-3 under the Exchange Act.

(e)    Continued Service as an Employee. If a Participant ceases serving as a director and, immediately thereafter, is employed by the Company or any subsidiary, then, solely for purposes of Section 6(b) of the Plan, such Participant will not be deemed to have ceased service as a director at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a director; provided, however, that such former director will not be eligible for additional grants of Options or payments of Stock und er the Plan.

(f)    No Right to Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director of the Company.

(g)    No Stockholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any director any rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such Participant upon the valid exercise of an Option or upon the payment of Stock.

(h)    Governing Law. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable federal law.

11.   Effective Date and Duration of Plan

    The Plan will be effective at the time stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the securities of the Company present in person or represented by proxy, and entitled to vote at a meeting of Company stockholders duly held in accordance with the Nevada General Corporation Law, or any adjournment thereof, or by the written consent of the holders of a majority of the securities of the Company entitled to vote in accordance with applicable provisions of the Nevada General Corporation Law. The Plan will remain in effect until such time as the Board may act to terminate the Plan pursuant to Section 9(a), or until such time as no Stock remains available for issuance under the Plan and the Company has no further rights or obligations under the Plan with respect to Options or Stock granted or paid under the Plan.

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